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                                                                   Exhibit 3.1.2

                              ARTICLES OF AMENDMENT

                    TO THE RESTATED ARTICLES OF INCORPORATION

                             WAINOCO OIL CORPORATION

      Pursuant to the provisions of Section 54 of the Wyoming Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation.

                                   ARTICLE ONE

      The name of the corporation is Wainoco Oil Corporation.

                                   ARTICLE TWO

      The following amendment to the Restated Articles of Incorporation was adopted by the shareholders of the corporation:

      Article Six of the Company's Restated Articles of Incorporation is hereby amended so as to read as follows:

                                  "Article Six

      The aggregate number of shares of common stock which the corporation shall have authority to issue is Fifty Million (50,000,000) shares without par value.

      The corporation may purchase, directly or indirectly, its own shares to the extent of the aggregate of its unrestricted capital surplus and unrestricted reduction surplus available therefor.

      No shareholder shall have a preemptive right to acquire any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered by the corporation."

                                  ARTICLE THREE

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      The date of the adoption of the amendment by the shareholders was April
22, 1988.

                                  ARTICLE FOUR

         The number of shares of the corporation outstanding at the time of adoption and entitled to vote thereon was 19,499,878 shares of common stock.

                                  ARTICLE FIVE

      13,807,791 shares voted for such amendment and 1,828,080 shares voted against such amendment.

      DATED the 14th day of June, 1988.

                                            WAINOCO OIL CORPORATION

                                            By  /s/ J. B. Ashmun
                                                --------------------------------
                                                John B. Ashmun, Chairman and
                                                Chief Executive Officer

                                            By  /s/ Darcy D. Schindewolf
                                                --------------------------------
                                                Darcy D. Schindewolf
                                                Secretary

STATE OF TEXAS

COUNTY OF HARRIS

      I, Carol Cooley, a Notary Public, do hereby certify that on this 14th day of June, 1988, personally appeared before me John B. Ashmun, who, being by me first duly sworn, declared that he is the Chairman and Chief Executive Officer of Wainoco Oil Corporation, that he signed the foregoing document as Chairman and Chief Executive Officer of the corporation, and that the statements therein contained are true.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal this 14th day of June, 1988.

                                            /s/ Carol A. Cooley
                                            --------------------------------
                                            NOTARY PUBLIC IN AND FOR
                                            Harris County, TEXAS

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STATE OF TEXAS

COUNTY OF HARRIS

      I, Carol Cooley, a Notary Public, do hereby certify that on this 14th day of June, 1988, personally appeared before me Darcy D. Schindewolf, who, being by me first duly sworn, declared that he is the Secretary of Wainoco Oil Corporation, that he signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal this 14th day of June, 1988.

                                            /s/ Carol A. Cooley
                                            --------------------------------
                                            NOTARY PUBLIC IN AND FOR
                                            Harris County, TEXAS

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